FIRST AMENDMENT TO OFFTAKE SUPPLY AGREEMENT (ORIGIN 2) This First Amendment (“First Amendment”) to the Offtake Supply Agreement (Origin 2) dated August 1, 2022 (“Agreement”) between Danone Asia Pte Ltd. (“Buyer”) and Origin Materials Operating, Inc. (“Seller”) is entered into and hereby modifies certain terms and conditions of the Agreement. All capitalized terms used herein will have the same meanings as set forth in the Agreement. This First Amendment shall be effective on _______________, 2022 ( “First Amendment Effective Date”). The Parties agree as follows: 1. REMEDIES FOR EVENT OF DEFAULT: The last two sentences of Section 7.2(b) stating: “The Parties agree that the actual damages likely to result from the termination of this Agreement are difficult to estimate on the date of this Agreement and would be difficult for Buyer to prove. The Parties intend for the Termination Payment to compensate Buyer for such early termination and they do not intend for it to serve as punishment for any such early termination by Seller; and/or” are hereby deleted in their entirety and replaced with the following: “The Parties agree that the actual damages likely to result from the termination of this Agreement are difficult to estimate on the date of this Agreement and would be difficult for Seller to prove. The Parties intend for the Termination Payment to compensate Seller for such early termination and they do not intend for it to serve as punishment for any such early termination by Seller; and/or” 2. GENERAL: Except as set forth in this First Amendment, the Agreement has not been modified and its terms and conditions shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Agreement, the First Amendment shall control. All references to the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction where such provision would otherwise be applied, shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this First Amendment or affecting the validity or enforceability of such provision in any other jurisdiction. This First Amendment may be amended only upon the written consent of the Parties. IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date set forth above. Origin Materials Operating, Inc.: Danone Asia Pte Ltd.: By: By: Name: Name: Title: Title: Date: Date: DocuSign Envelope ID: 23718D3A-E349-4E7C-92A2-1B4F93634DFE Fen Wei Chin 2022-10-18 | 18:21 PDT VP, Finance AMEA Joshua Lee October 14 2022-10-14 | 09:08 PDT General Counsel, Secretary